UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 299-6000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 27, 2025, FMC Corporation (the “Company”) completed the sale of $750,000,000 aggregate principal amount of the Company’s 8.450% Fixed-to-Fixed Reset Rate Subordinated Notes due 2055 (the “Notes”). The Notes were issued under and are governed by a Subordinated Indenture, dated as of May 27, 2025 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented and amended by a First Supplemental Indenture, dated as of May 27, 2025, by and among the Company and the Trustee (the “First Supplemental Indenture” and the Base Indenture, as so supplemented and amended, the “Indenture”).

The Notes bear interest (i) from, and including, May 27, 2025 to, but excluding November 1, 2030 (the “First Reset Date”), at a rate of 8.450% per year and (ii) from, and including, the First Reset Date, during each 5-year reset period thereafter, at a rate equal to the 5-year U.S. Treasury Rate as of the most recent interest determination date set forth in the Indenture, plus a spread of 4.366%, to be reset on November 1 of every fifth year after 2030; provided that the interest rate during any 5-year reset period will not reset below 8.450%. The Notes will mature on November 1, 2055, unless earlier redeemed or repurchased. Subject to the Company’s right to defer the payment of interest on the Notes as described in the Indenture, the Company will pay interest on the Notes semi-annually in arrears on May 1 and November 1 of each year, beginning on November 1, 2025. The Company may redeem the Notes in whole or in part on one or more occasions at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (i) on any day during the period commencing on the date that is 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any interest payment date for the Notes. The Notes are also redeemable following the occurrence of certain tax and rating agency events as further described in the Indenture. The Notes are subordinate and junior in right of payment, to the extent and in the manner set forth in the Indenture, to the Company’s senior indebtedness.

The Company intends to use the net proceeds from this offering to redeem all of the $500,000,000 aggregate principal amount of the Company’s 5.150% Senior Notes due May 18, 2026 and for general corporate purposes, including the repayment of debt.

Subject to a number of important qualifications and exceptions, the Indenture, among other things, limits the Company’s ability and the ability of the Company’s restricted subsidiaries to create liens and to enter into sale and leaseback transactions and limits the Company’s ability to merge or consolidate with or into other entities or to sell, lease or convey all or substantially all of the Company’s assets.

The Indenture provides for certain events of default (subject in certain cases to grace and cure periods) which include, among others, non-payment of principal or interest; breach of covenants or warranties in the Indenture; defaults under or failure to pay certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings. Generally, if an event of default occurs, the Trustee and the holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately.

The foregoing is a brief description of certain terms of the Indenture and, by its nature, is incomplete. It is qualified in its entirety by the text of the Indenture. The Company is filing the Base Indenture and the First Supplemental Indenture as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K , both of which are incorporated herein by reference.

The legal opinion of Morgan, Lewis & Bockius LLP as to the validity of the Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K and such opinion contains the consent of Morgan, Lewis & Bockius LLP to the filing of its opinion as an exhibit to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 with respect to the Indenture and the Notes is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

4.1	Subordinated Indenture, dated as of May 27, 2025, between FMC Corporation and U.S. Bank Trust Company, National Association.

4.2	First Supplemental Indenture, dated as of May 27, 2025, between FMC Corporation and U.S. Bank Trust Company, National Association.

4.3	Form of the 8.450% Fixed-to-Fixed Reset Rate Subordinated Notes due 2055 (included in Exhibit 4.2 hereto).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC CORPORATION

Date: May 28, 2025	By:	/s/ Andrew D. Sandifer
Andrew D. Sandifer
Executive Vice President and Chief Financial Officer